Exhibit 1.01

Radware Ltd.

Conflict Minerals Report

For The Year Ended December 31, 2025

This Conflict Minerals Report for the year ended December 31, 2025 (this "Report") has been prepared by Radware Ltd. (“Radware,” the “Company”, “our” or “we”) pursuant to Rule 13p-1 (the "Rule" or "Rule 13p-1") promulgated under the Securities Exchange Act of 1934, as amended, and Form SD thereunder.

The Rule was adopted by the Securities and Exchange Commission ("SEC") to implement reporting and disclosure requirements related to “conflict minerals” as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Conflict minerals are defined by the SEC as columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, tungsten and Gold (“conflict minerals” or “3TG”).

In general, if a SEC registrant, like Radware, has reason to believe that any of the conflict minerals in its supply chain may have originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively referred to as the “Covered Countries”) and that such conflict minerals may not originate entirely from recycled or scrap sources, or if the registrant is unable to determine the country of origin of those conflict minerals, then the registrant must exercise due diligence on the conflict minerals’ source and chain of custody, and submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures as well as measures to address and analyze risks in its supply chain.

This Report relates to the process undertaken for Radware's products that were manufactured or contracted to be manufactured during the calendar year 2025 and that may contain 3TG minerals that are necessary to the functionality or production of such products manufactured or to the products contracted to be manufactured.

A copy of this Report, as well as the Form SD that we filed with the SEC, are available on our website at https://www.radware.com/corporategovernance/conflictminerals.

Unless otherwise defined herein, defined terms used in this Report have the meaning ascribed to such terms in the Rule and Form SD as well as SEC Release No. 34-67716 issued by the SEC on August 22, 2012.

Except as set forth otherwise in this Report, Radware has provided information as of the date of this Report. Subsequent events, such as the inability or unwillingness of any suppliers to comply with Radware’s Conflict Minerals Policy or Radware’s other relevant policies for suppliers and contractors, such as our Supplier Code of Conduct, may affect Radware’s future determinations under Rule 13p-1.

As part of Radware's Human Rights and Labor Standards Policy, Radware respects the protection of human rights, including the basic human rights of employees and workers, and supports and recognizes relevant international frameworks and agreements, such as the United Nations’ Declaration of Human Rights and the International Labor Organization’s Declaration of Fundamental Principles. The Company aims to uphold the human rights of those affected by its business activities, and in particular, of the workers engaged in its supply chain. Accordingly, the Company aspires to source components and materials from suppliers that share our values regarding respect for human rights, integrity and environmental responsibility, and that comply with applicable legal standards and requirements. To that end, the Company upholds a Code of Conduct for Suppliers that addresses issues associated with mineral sourcing and/or conflict minerals. By upholding standards for its suppliers, Radware expresses its commitment to using minerals in its products that do not directly or indirectly finance armed conflict in the DRC or one of the other Covered Countries, or that benefit, directly or indirectly, armed groups in those countries.

1.	Overview

Company Overview

We are a provider of application security and delivery solutions for multi-cloud environments. Our solutions secure the digital experience by providing infrastructure, application, and network protection and availability services to companies globally. Our solutions are deployed by, among others, enterprises, carriers, and cloud service providers. Our solutions are offered in two main categories:

•	Products – We offer a range of cloud-based security-as-a-service subscriptions, on-premises hardware and software products, and product subscriptions (or a combination of these) to our customers.

•	Services – We offer managed services, professional services, technical support and training and certification to our customers and partners.

For more information about Radware, please visit www.radware.com. The content of any website referred to in this Report is included for general information only and is not incorporated by reference herein.

Responsible Sourcing Efforts in Our Supply Chain

We conducted an analysis of our products and found that small quantities of 3TG could potentially be found in our products that were manufactured or contracted to be manufactured in 2025, and that the 3TG is or could be necessary to the functionality or production of our products.

The products that we manufacture are highly complex, typically containing thousands of parts that are sourced from direct suppliers. In general, as a downstream company (as further explained under Section 2.1 below), we primarily rely on third-party assembly and manufacturing vendors to provide our finished products and, in this respect, these vendors typically receive components and subassemblies included in our products from other suppliers and subcontractors.

We have relationships with a network of suppliers throughout the world and there are generally multiple tiers between the 3TG mines and our direct suppliers. Therefore, we must rely on our direct suppliers to cooperate with us and work with their own upstream suppliers or sub-contractors so that they may provide us with accurate information regarding the origin, or likely origin, of 3TG in the components we purchase from them and that is necessary to the production or functionality of our products. In particular, many of our supplier contracts have fixed durations, and we cannot unilaterally impose new contract terms or flow-down requirements that would otherwise compel these suppliers to support our due diligence efforts with respect to 3TG content. However, as we enter into supplier contracts or renew existing supplier contracts, we seek to add, where feasible, a conflict minerals contract clause that requires relevant suppliers to provide us with information on the likely source and chain of custody of 3TG and relevant smelters or refiners. In attempting to determine the source of the 3TG content in our products, i.e., through our supply chain due diligence, we do not seek to eliminate sourcing from the DRC or other Covered Countries, but rather to ensure that our suppliers responsibly source the necessary minerals in a fashion that does not directly or indirectly fund or support the armed conflict ongoing in that region.

Reasonable Country of Origin Inquiry (RCOI)

We have determined that requesting our direct suppliers to complete the standard Conflict Minerals Reporting Template (“CMRT”) as well as following the steps described under Section 2 below (Due Diligence Process), represent our reasonable efforts to determine the mines or locations of origin of 3TG in our supply chain.

We developed a risk-based approach (Pareto analysis) that focuses on the suppliers that represented as of December 31, 2025, in aggregate, at least 90% of our spend on the manufacturing costs of our finished products that were shipped in 2025. Under this approach, we identified in total four (4) relevant suppliers (the “In-Scope Suppliers”). We collected all relevant data from our In-Scope Suppliers who were requested to submit CMRT of at least version 6.5 or higher published by the Responsible Minerals Initiatives' ("RMI") in order to monitor the due diligence process and to gather and assess information from all such In-Scope Suppliers in a standardized format that is approved by an independent third party audit body, such as the RMI or the London Bullion Market Association  (“LBMA”).

We sent letters to our In-Scope Suppliers to explain the Rule and to refer them to online training materials and instructions.

We reviewed the responses that we received and followed up on what we perceived as inconsistent, incomplete, or inaccurate responses, as well as sent reminders to suppliers who did not respond to our requests for information. Out of the four In-Scope Suppliers, all of the suppliers (100%) completed and returned to us a CMRT.

Based on these efforts, we have reason to believe that some of our products may contain necessary conflict minerals that potentially originated in the DRC or one of the Covered Countries and are not entirely from recycled or scrap sources. Therefore, according to the Rule, we have engaged in the Due Diligence Process described in detail in Section 2 below.

2.	Due Diligence Process

2.1.	Design of Due Diligence

Our due diligence measures have been designed to conform, in all material respects, with the internationally recognized due diligence framework prescribed by the Organization for Economic Co-operation and Development ("OECD") Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (2016)" and related Supplements (the “OECD Guidance”). The OECD Guidance distinguishes between the roles of, and the corresponding due diligence recommendations addressed to upstream companies and downstream companies in the supply chain, whereby “upstream” generally means the mineral supply chain from the mine to smelters or refineries, and “downstream” generally means the minerals supply chain from smelters/refiners to retailers. We designed our due diligence measures according to the recommendations of the OECD Guidance for downstream companies that have no direct relationships to smelters or refiners as we believe that we are a “downstream” company.

2.2.	Design of Due Diligence

2.2.1.	Establish Strong Management Systems

Corporate Policy

We have adopted a Conflict Minerals Policy (our "Policy" or our "Conflict Minerals Policy") that is aimed at achieving responsible sourcing of the necessary conflict minerals. The Policy is publicly available on our website at https://www.radware.com/corporategovernance/conflictminerals.

Internal Team

We have established a management system to implement our responsible sourcing practices, to assist in the completion of the RCOI inquiry, and to further enable our supply chain due diligence related to the necessary 3TG. Our management system includes a steering committee headed by the Company's Legal Department (the “CM Steering Committee”), and a team of subject matter functions such as supplier management, operations and legal.

Supply Chain Control Systems and Transparency

We requested that all In-Scope Suppliers provide information to us regarding 3TG and relevant smelters or refiners using the CMRT of at least version 6.5 or higher. We collect and analyze all relevant data submitted to us through the CMRT to maintain a smelter or refiner database for Radware. This database of records is compared against the list of smelters or refiners that have received 'conformant' or 'active' designation according to the RMI's independent smelter or refiner audit program, namely the Responsible Minerals Assurance Process ("RMAP") or the LBMA.

We adopted, and communicated to our suppliers and to the public through our website and direct letters, our Policy for the sourcing of minerals originating from conflict-affected and high-risk areas that are under scrutiny for human right abuses, namely from the DRC or other Covered Countries, as per the stipulations of the Rule.

Grievance Mechanism

Our Conflict Minerals Policy is available to the public on our website at https://www.radware.com/corporategovernance/conflictminerals and provides the contact details for reporting concerns or questions regarding the Policy or violations thereof. Suppliers and other external parties are encouraged to contact their regular sourcing channel if they wish to seek guidance on the application of this approach, or if they wish to report a grievance in relation to our Conflict Minerals Policy.

Maintaining Records

We maintain data records relating to our due diligence efforts for the five-year duration recommended by the OECD Guidance. Radware stores current and former CMRTs received from suppliers to maintain traceability and transparency.

Supplier Engagement

We maintain an electronic portal that directs suppliers to resources related to conflict minerals, including FAQs from the SEC.

We established a conflict minerals webpage to host our Conflict Minerals Policy and our conflict minerals reports along with their related Form SDs. Our webpage is hosted at https://www.radware.com/corporategovernance/conflictminerals.

We also provide guidance on the topic for relevant suppliers and engage in on-going outreach to our suppliers in order to collect, validate and archive supplier responses that relate to our conflict minerals due diligence process and supply chain inquiry.

As we enter into supplier contracts or renew existing supplier contracts, we seek to add, where feasible, a conflict minerals contract clause that requires suppliers to provide us with information on the likely source of the necessary 3TG they provide us, and relevant smelters or refiners.

Our internal controls also include a company-wide Code of Conduct and Ethics that outlines expected behaviors from all of our employees, contractors and consultants in engaging with suppliers. We have also adopted a Supplier Code of Conduct in which we convey to our suppliers, contractors and relevant third parties our expectations regarding, among other topics, responsible sourcing practices. The full text of our Code of Conduct and Ethics and our Supplier Code of Conduct are available on our website at https://www.radware.com/corporategovernance.

2.2.2.	Identify and Assess Risks in the Supply Chain

We approached all of the In-Scope Suppliers and received responses from all (100%) of the In-Scope Suppliers as described in the RCOI. We reviewed and analyzed the respective CMRTs of our In-Scope Suppliers and compared the information provided therein against the Standard Smelter List of Compliant and Active Smelters from the RMAP - a list issued by RMI that aims to identify smelters or refiners that have systems in place to assure the responsible sourcing of conflict minerals, including those conflict minerals originating from the DRC or other Covered Countries. We rely on these In-Scope Suppliers, whose components may contain 3TG, to provide us with information on the likely source and chain of custody of conflict minerals contained in the components supplied to us that are necessary to the production and/or to the functionality of our products. Our In-Scope Suppliers are similarly reliant upon information provided by their suppliers.

2.2.3.	Design and Implement a Strategy to Respond to Risks

We implemented the following strategy to address the results of our risk assessment described in Section 2.2.2 above. The goal of the design and implementation of our risk management strategy is not to eliminate sourcing from the DRC or other Covered Countries, but rather to encourage participation with the RMI and other relevant third party audit bodies, where possible. The following steps were taken to implement a strategy to help us assess potential risks:

•	The CM Steering Committee held periodic meetings to review progress and assess the risks identified.

•	We reviewed the responses that we received from In-Scope Suppliers and followed up on what we perceived to be inconsistent, incomplete, or inaccurate responses, as well as sent reminders to In-Scope Suppliers that did not respond to our requests for information.

•	We sent, where applicable, follow up letters to unresponsive In-Scope Suppliers and to In-Scope Suppliers who declared they sourced conflict minerals from the DRC or other Covered Countries, asking them to complete their supply chain due diligence process in order to validate that all smelters or refiners from the DRC or other Covered Countries are compliant with the RMI or other independent conflict-free smelter validation programs, such as the London Bullion Market (LBMA) or the Responsible Jewelry Council (RJC).

•	Engaged relevant senior management, including our Vice President and General Counsel, who were briefed on our due diligence efforts, risk analysis results and mitigation efforts.

•	We approached In-Scope Suppliers that we identified as possibly sourcing from smelters or refiners located in the DRC or other Covered Countries that did not receive a conformant or active designation from the RMI or LBMA, and asked for a corrective action plan.

2.2.4.	Carry out Independent Third Party Audit of Smelters/Refiners Due Diligence Practices

We rely on industry-wide initiatives, such as RMI, to conduct risk assessments at the upstream level.

Since we do not have direct sourcing relationships with conflict mineral smelters or refiners, we did not perform direct audits of these entities within our supply chain.

2.2.5.	Report on Supply Chain Due Diligence

Our supply chain conflict mineral due diligence efforts are described in this report. This Conflict Minerals Report is available on our website https://www.radware.com/corporategovernance/conflictminerals and is filed with the SEC.

3.	Results of Assessment

Based on information provided by our In-Scope Suppliers as well as by RMI, the results of our due diligence investigation on the dates covered by this Report, are as follows:

•	We were successful in approaching all In-Scope Suppliers.

•	Out of the four (4) In-Scope Suppliers, all (100%) completed and returned the CMRTs to us. Based on the CMRTs we received from these In-Scope Suppliers:

o	100% of the responses received provided data at the following levels.

Category of RMI CMRT Filed	Percentage of Responsive In-Scope Suppliers
Company level	75% (3 out of 4 suppliers)
User defined	0% (0 out of 4 suppliers)
Product list	25% (1 out of 4 suppliers)

o	We identified that 100% of the 224 reported smelters or refiners (“SoRs”), as of the publication of this Report, are conformant or active in the RMI’s RMAP audit program, as detailed below:

SoR RMI Status (Conformant, Active and Undocumented):

Conformant	218 Smelters or Refiners, 97.3% of Smelters or Refiners
Active	2 Smelters or Refiners, 0.9% of Smelter or Refiners
Undocumented	4 Smelters or Refiners, 1.8% of Smelters or Refiners
Total	224 Smelters or Refiners, 100% of Smelters or Refiners

Based on the information provided by the In-Scope Suppliers as well as by RMI, as of the date of this Report, Radware believes that the facilities that may have been used to process the conflict minerals in Radware’s products may include the smelters or refiners listed in Annex I below.

Based on the information provided by the In-Scope Suppliers as well as by RMI, as of the date of this Report, Radware believes that the countries of origin of the conflict minerals contained in its products may include the countries listed in Annex II below.

The information gathered from our In-Scope Suppliers is not collected on a continuous, real-time basis.

In addition, Radware can only provide reasonable and good faith, yet not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals, since the information is provided from direct suppliers as well as from independent third party audit programs such as the RMI and the LBMA.

4.	Future Risk Mitigation Efforts

We currently intend to continue working with our global supply chain to achieve the responsible sourcing of minerals from conflict areas and to comply with applicable regulations to the extent that they are required:

•	Continue implementing risk management measures and follow up processes with regard to non-responsive suppliers or suppliers working with undocumented suppliers according to current information from the RMI’s RMAP program.

•	As described in our Conflict Minerals Policy, to the extent that we have reason to believe that any of our 3TG suppliers source, or potentially source, such minerals from facilities that may, directly or indirectly, support the on-going conflict in the DRC or the other Covered Countries, we encourage such suppliers to establish an alternative source of 3TG sourcing that does not support such conflict, as outlined in the OECD Guidance. This engagement is important to us as we are committed to discouraging the propagation of human rights abuses in our supply chain.

•	Continue to include or attempt to include a conflict minerals flow-down clause in new or renewed supplier contracts.

•	Continue to direct our suppliers through our website and direct communications to information and training resources with the goal of maintaining a 100% response rate and improving the content of the supplier’s survey responses.

•	Request suppliers to procure materials through validated smelters or refiners pursuant to the RMI or other approved resources and request suppliers to take mitigating actions in case they do not.

•	Continue to validate supplier responses using information collected via independent conflict-free smelter or refiner validation programs, such RMI's RMAP program.

•	Continue to engage in regular and ongoing risk assessment through our suppliers’ annual data submissions.

Annex I – List of Smelters and/or Refiners

Metal (*)	Smelter Reference List (*)	Smelter Country (*)
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Agosi AG	GERMANY
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	ASAHI METALFINE, Inc.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Coimpa Industrial LTDA	BRAZIL
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF

Gold	Gold by Gold Colombia	COLOMBIA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Johnson Matthey Inc. (USA)	UNITED STATES
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	LS MnM Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND

Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MKS PAMP SA	SWITZERLAND
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAFINA A.S.	CZECHIA
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	AMG Brasil	BRAZIL
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	PowerX Ltd.	RWANDA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Aurubis Beerse	BELGIUM
Tin	Aurubis Berango	SPAIN

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CRM Synergies	SPAIN
Tin	CV Ayi Jaya	INDONESIA
Tin	Dongguan Best Alloys Co., Ltd.	CHINA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	P Kay Metal, Inc	UNITED STATES OF AMERICA
Tin	PT Arsed Indonesia	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN
Tin	Thaisarco	THAILAND
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Woodcross Smelting Company Limited	UGANDA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	VIET NAM
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA

Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan High-Tech Materials	VIET NAM
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	PHILIPPINES
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	S.P.T. spol.s r.o.	CZECHIA
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Tungamoy Metals Inc.	KOREA, REPUBLIC OF
Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

Annex II – Country of Origin Inquiry (COO)

Gold	Tantalum	Tin	Tungsten
AUSTRALIA	BRAZIL	AUSTRALIA	AUSTRIA
AUSTRIA	CHINA	BELGIUM	BRAZIL
BELGIUM	ESTONIA	BOLIVIA (PLURINATIONAL STATE OF)	CHINA
BRAZIL	GERMANY	BRAZIL	CZECHIA
CANADA	INDIA	CHINA	GERMANY
CHILE	JAPAN	CONGO, DEMOCRATIC REPUBLIC OF THE	JAPAN
CHINA	KAZAKHSTAN	INDONESIA	KOREA, REPUBLIC OF
COLOMBIA	MEXICO	JAPAN	PHILIPPINES
CZECHIA	RWANDA	MALAYSIA	TAIWAN, PROVINCE OF CHINA
GERMANY	THAILAND	PERU	UNITED STATES OF AMERICA
INDIA	UNITED STATES OF AMERICA	PHILIPPINES	VIET NAM
INDONESIA		POLAND
ITALY		RWANDA
JAPAN		SPAIN
KAZAKHSTAN		TAIWAN, PROVINCE OF CHINA
KOREA, REPUBLIC OF		THAILAND
MEXICO		UGANDA
NETHERLANDS		UNITED STATES OF AMERICA
PHILIPPINES
POLAND
SINGAPORE
SOUTH AFRICA
SPAIN
SWEDEN
SWITZERLAND
TAIWAN, PROVINCE OF CHINA
TANZANIA, UNITED REPUBLIC OF
TURKEY
UNITED STATES OF AMERICA
UZBEKISTAN